UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 6, 2013, Analog Devices, Inc. (“Analog Devices”) settled its previously announced redemption of all of its outstanding 5.00% senior unsecured notes due 2014 (the “2014 Senior Notes”). In accordance with the terms of the indenture governing the 2014 Senior Notes, Analog Devices paid an aggregate of approximately $393 million to redeem the entire $375 million principal amount of 2014 Senior Notes outstanding, at a redemption price of 104.744% of the principal amount of the 2014 Senior Notes redeemed, plus accrued and unpaid interest thereon to, but excluding, June 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

/s/ David A. Zinsner
Date: June 6, 2013	Name:	David A. Zinsner
	Title:	Vice President, Finance and Chief Financial Officer